UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 3, 2005

GAIAM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-27515	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Interlocken Boulevard, Broomfield, Colorado 80021

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 222-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Section 1 — Registrant’s Business and Operations

Item 1.01                                                 Entry into a Material Definitive Agreement

On August 4, 2005, Gaiam issued the press release attached hereto as Exhibit 99.1 announcing that Gaiam and its Chairman and Chief Executive Officer, Jirka Rysavy, entered into a series of agreements with Revolution Living, LLC; its founder, Steve Case; and Revolution Living’s LIME Media (“LIME”) subsidiary to establish a multi-faceted strategic relationship.

Under the terms of a Transaction Agreement dated as of August 4, 2005 among Gaiam, Revolution Living, and LIME, Revolution Living will acquire 2,500,000 shares of Gaiam’s Class A common shares at a price of $8.00 per share (approximately equal to the average of the closing sales prices for Gaiam’s shares for the past 30 trading days). The purchase price will be payable in cash.  Also under the Transaction Agreement, Gaiam will acquire for cash newly issued preferred equity interests in LIME equal to 19.9% of LIME’s equity at a price of approximately $7.5 million.   The foregoing summary of the Transaction Agreement is qualified in its entirety by reference to the Transaction Agreement attached as Exhibit 10.1.

Under the terms of a Shareholders Agreement dated as of August 4, 2005 among Gaiam, Revolution Living, Rysavy and Case, Revolution Living has an option to purchase shares from Rysavy at a price of $10 per share, following which Revolution Living and Rysavy would have the same ownership stake and voting rights in Gaiam.  The option may be exercised during a six month period commencing on the first anniversary of the closing.  One designee of Revolution Living will initially be appointed to the Gaiam board of directors, and, if Revolution Living exercises its option to acquire shares from Rysavy, each of Rysavy and Revolution Living will designate three Gaiam directors and Steve Case will join the Gaiam Board of Directors as one of Revolution Living’s designees.  Mr. Rysavy and Lynn Powers, Gaiam’s President, will join LIME’s Board of Directors. The Shareholders Agreement also includes a standstill agreement regarding buying and selling Gaiam shares for at least four years, agreements with respect to registration rights and preemptive rights, and a buy/sell arrangement between Mr. Rysavy and Revolution Living exercisable after four years.  The foregoing summary of the Shareholders Agreement is qualified in its entirety by reference to the Shareholders Agreement attached as Exhibit 10.2.

As a condition to the transactions with Revolution Living, Gaiam and Mr. Rysavy agreed to enter into an employment agreement pursuant to which Mr. Rysavy will serve as Chief Executive Officer and Chairman of Gaiam for a four year period, and Gaiam and Lynn Powers agreed to enter into an employment agreement pursuant to which Ms. Powers will serve as President for a four year period.  The foregoing summary of such employment agreements is qualified in its entirety by reference to the form of the employment agreements attached as Exhibits 10.3 and 10.4, respectively.

On August 4, 2005, Gaiam and Mr. Rysavy entered into an Insurance and Stock Redemption Agreement pursuant to which Gaiam agreed to use the proceeds of any life insurance Gaiam elects to obtain on Mr. Rysavy to acquire Gaiam shares from Mr. Rysavy’s estate.   The purchase price for any shares will be determined by a nationally recognized valuation expert.  Gaiam and Mr. Rysavy entered into the agreement in order to provide an orderly mechanism for Gaiam to redeem certain shares so as to provide liquidity to any personal representative of Rysavy’s estate to fund debts and expenses and to pay federal and state taxes of any such future estate.  The foregoing summary of the Insurance and Stock Redemption Agreement is qualified in its entirety by reference to the Insurance and Stock Redemption Agreement attached as Exhibit 10.5.

On August 3, 2005, the Compensation Committee of the Board of Directors of Gaiam, Inc. approved annual base salaries for Gaiam, Inc.’s executive officers after a review of performance and competitive market data. The table attached as Exhibit 10.6 sets forth the approved annual base salary levels of Gaiam’s executive officers.

Also on August 3, 2005, the Compensation Committee confirmed the bonus plan for Gaiam’s executive officers with respect to the 2005 calendar year.  Consistent with past practice, the Compensation Committee focused on three objectives in setting the parameters of the bonus plan — ensuring that Gaiam’s pay practices are competitive, recognizing job scope and responsibility, and accommodating Gaiam’s need to attract, retain and reward executive talent. Under the plan, executive officers may receive a bonus of up to 50% of salary (in the case of Mr. Rysavy and Ms. Powers) or 40% of salary (in the case of Ms. Mathews), with the award being determined by reference to a matrix of possible performance levels based on Gaiam’s achievement of revenue and pre-tax earnings objectives under Gaiam’s financial plan.

Also on August 3, 2005, the Board of Directors of Gaiam, Inc. confirmed compensation amounts for the nonemployee directors of Gaiam.  The table attached as Exhibit 10.7 sets forth the approved compensation amounts.

Section 9 - Financial Statements and Exhibits

Item 9.01                                                 Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description of Exhibit
10.1	Transaction Agreement dated as of August 4, 2005 among Gaiam, Inc., Revolution Living, LLC and Life Balance Media Holdings, LLC.

10.2	Shareholders Agreement dated as of August 4, 2005 among Gaiam, Inc., Jirka Rysavy, Revolution Living, LLC, and Stephen M. Case.

10.3	Form of Employment Agreement between Gaiam, Inc. and Jirka Rysavy.

10.4	Form of Employment Agreement between Gaiam, Inc. and Lynn Powers.

10.5	Insurance and Stock Redemption Agreement dated as of August 4, 2005 between Gaiam, Inc. and Jirka Rysavy.

10.6	Gaiam, Inc. Executive Officer Salaries

10.7	Gaiam, Inc. Nonemployee Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC.

	By:	/s/ Janet Mathews
Janet Mathews Chief Financial Officer

Date: August 9, 2005

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Transaction Agreement dated as of August 4, 2005 among Gaiam, Inc., Revolution Living, LLC and Life Balance Media Holdings, LLC.

10.2	Shareholders Agreement dated as of August 4, 2005 among Gaiam, Inc., Jirka Rysavy, Revolution Living, LLC, and Stephen M. Case.

10.3	Form of Employment Agreement between Gaiam, Inc. and Jirka Rysavy.

10.4	Form of Employment Agreement between Gaiam, Inc. and Lynn Powers.

10.5	Insurance and Stock Redemption Agreement dated as of August 4, 2005 between Gaiam, Inc. and Jirka Rysavy.

10.6	Gaiam, Inc. Executive Officer Salaries

10.7	Gaiam, Inc. Nonemployee Director Compensation